Exhibit 4.1
CONFIDENTIAL
Equity Transfer Agreement
Between
Hurray! Digital Media Technology Co., Ltd.)
And
Huayi Brothers Media Corporation)
Relating to Equity Interest in
Beijing Huayi Brothers Music Co., Ltd.
Dated on
May 17, 2010

EQUITY TRANSFER AGREEMENT
This Equity Transfer Agreement (the “Agreement”) is made on May 17, 2010 in Beijing by and between:
Party A (Transferor): Hurray! Digital Media Technology Co., Ltd. with its address at 11th floor of China Railway Construction Mansion, No 20 of Shijingshan Road, Shijinshan District of Beijing.
Party B (Transferee): Huayi Brothers Media Corporation ) with its address at 9th floor of Tower A of Fenglian Plaza, No 18 of Chaowai Street, Chaoyang District of Beijing.
WHEREAS:
1.
(Beijing Huayi Brothers Music Co., Ltd.) ( “Huayi Music”) is a limited liability company incorporated and duly existing under the laws of the People’s Republic of China and its total registered capital is RMB5, 969,388, among of which, Party A contributes RMB3, 044,387.9 and thus owns 51% equity interest in Huayi Music; (Beijing Brothers ShengShi Enterprise Management Co., Ltd.) contributes RMB2,089,285.8 and thus owns 35% equity interest in Huayi Music; (Beijing QiXinWeiYe Culture Development Co., Ltd) contributes RMB835,714.3 and thus owns 14% equity interest in Huayi Music. As of the execution date of this Agreement, Party A is entitled to enjoy all rights as a shareholder of Huayi Music based on its contributions to Huayi Music.

2.
(Huayi Brothers Music Broker Co., Ltd.) (“Huayi Music Broker”) is a wholly owned subsidiary of Huayi Music, and Huayi Music owns 100% equity interest in Huayi Music Broker. The legal representative of Huayi Music Broker is Mr. Wu, Feng .

3.
Party B is a limited liability company incorporated and duly existing under the laws of the People’s Republic of China. Party A intends to assign to, and Party B intends to acquire Party A’s 51% equity interest in Huayi Music.

After friendly consultation and in accordance with relevant laws and regulations as well as under the principles of equality and mutual benefits and honesty and credit, the parties to this Agreement agree to conclude the agreement as follows in terms of transferring equity interest in Huayi Music:
Article One Assignment
1.
According to this Agreement, Party A agrees to assign to Party B, and Party B agrees to acquire Party A’s 51% equity interest in Huayi Music along with all the rights in relation to such equity interest (the “Transferred Equity”).

2.
As of the date when Party B pays to Party A the Purchase Price in accordance with Article 2 hereof, Party B shall enjoy all rights and take all obligations in term of the Transferred Equity, and Party A shall cease to enjoy any right or take any obligation relating to the Transferred Equity.

3.
The parties to this Agreement agree to go through all the procedures of the Transferred Equity in accordance with the provisions and time limit of this Agreement, including but not limited to: change of registration with the registration authority etc. In order to facilitate such procedures, the parties to this Agreement further agree to sign the relevant documents relating to the Transferred Equity (including without limitation the standard share transfer agreement as required by the registration authority, shareholders’ resolutions, board resolutions and other documents as required by the registration authority ( if any) when proceeding with the change registration with the registration authority, and also agree to provide relevant materials and information (collectively “ Documents”). The Documents will be the appendices of this Agreement and take into effect upon execution. The Documents have the same legal force with this Agreement.

4.
Both Party A and Party B agree that the standard share transfer agreement as required by the registration authority is only used for filing with the registration authority, if there is any discrepancy between such standard share transfer agreement and this Agreement, then this Agreement shall prevail.

5.
The parties to this Agreement agree that the Transferred Equity will not have effect on the fact that Huayi Music owns 100% equity interest in Huayi Music Broker. The parties to this Agreement agree to simultaneously sign registration documents to be submitted to the registration authority in terms of changes of Huayi Music Broker incurred by this Transferred Equity when signing the Documents as stipulated under Article 2 of this Agreement.

Article Two Purchase Price and Payment
The parties to this Agreement agree that the purchase price for the Transferred Equity is RMB 34,450,172.00 (“Purchase Price”). Party B shall pay the Purchase Price to Party A within five (5) days in one lump sum from the effective date of this Agreement.
Article Three Effective Date
1.	This Agreement takes into effect upon the signature and sealing date by each party to this Agreement.
2.	Each party to this Agreement agrees that, as of the execution date of this Agreement, Party A shall sign and provide Party B the following documents:
(1)	The Transferred Equity as contemplated under this Agreement is approved by the shareholders of Huayi Music;
(2)
The Documents as required for handling change of registration with the registration authority under item 3 of Article 1 of this Agreement are signed by each party or its duly authorized representative, and all the legal documents as required for validating this Transferred Equity have been obtained legally.

(3)
The documents which may affect change of registration of Huayi Music Broker incurred by the Transferred Equity under the item 4 of Article 1 of this Agreement are signed by each party or its duly authorized representative, and all the legal documents as required for handling change of registration with the registration authority have been obtained legally.

Article Four Change of Registration with the Registration Authority
1.
Huayi Music and Huayi Music Broker shall, within 15 days of the execution date of this Agreement, complete the change of registration with the relevant registration authority. Party A and Party B shall assist Huayi Music and Huayi Music Broker to finish such change of registration procedures.

Changes of registration items for Huayi Music include:
(1)
Upon completion of the change of registration for the Transferred Equity, Party A shall cease to be the shareholder of Huayi Music, and Party B shall own 51% equity interest in the total registered capital of Huayi music.

(2)
Upon completion of the change of registration for directors, the original board members, (Guo, xiaoqing), (Wu, feng) and (Pang, xiaomei) who are appointed by Party A shall not continue to take the directors positions in Huayi Music and thus shall submit their formal resignation reports.

(3)
Upon completion of the change of registration for the legal representative, the original legal representative, Mr. Wu, Feng shall not continue to take the legal representative position and thus shall submit his formal resignation report.

(4)
Upon completion of the change of registration for the supervisors, the supervisors originally appointed by Party A shall not continue to take the supervisors positions and thus shall submit their formal resignation reports.

(5)	The Articles of Association shall be amended in accordance with Party B’s requirements, and the relevant change of registration shall be completed.
Changes of registration items for Huayi Music Broker include:
(1)	Upon completion of the change of registration for the Transferred Equity, the shareholder shall be changed from Party A to Party B.
(2)
Upon completion of the change of registration for directors, the original board members of Huayi Music, (Guo, xiaoqing), (Wu, feng) and (Pang, xiaomei) who are appointed by Party A shall not continue to take the directors positions in Huayi Music and thus shall submit their formal resignation reports respectively.

(3)
Upon completion of the change of registration for the legal representative, the original legal representative, Mr. Wu, Feng shall not continue to take the legal representative position and thus shall submit his formal resignation report.

(4)
Upon completion of the change of registration for the supervisors, the supervisors originally appointed by Party A shall not continue to take the supervisors positions and thus shall submit their formal resignation reports.

(5)	The Articles of Association shall be amended in accordance with Party B’s requirements, and the relevant change of registration shall be completed.
2.
Huayi Music is responsible for the change of registration with the registration authority, and the relevant expenses and costs shall be borne at its own cost. After receiving the notice issued by the registration authority in terms of the completion of the Transferred Equity (namely the date when the registration authority issues the new business license to Huayi Music and Huayi Music Broker), Huayi Music will serve a written notice to Party A and Party B, until then the change of registration with the registration authority mentioned in this Article will be deemed as formally completed.

Article Five Party A’s Representations and Warranties
1.	Party A’s subscribed contributions have been fully contributed on time in accordance with the shareholding percentage, and thus Party A has obtained the equity interest accordingly.
2.
Party A has all necessary rights, power and abilities to sign and perform all the liabilities and obligations under this Agreement, in addition, Party A has obtained all the approvals and/or authorizations to sign and perform this Agreement. This Agreement will be legally binding on Party A upon execution.

3.	Party A legally owns the Transferred Equity and has the full capacity for civil right and civil conduct to assign the Transferred Equity. Party A has obtained all necessary approvals.
4.
The execution and performance of this Agreement by Party A do not violate any laws or any legal document such as Articles of Association, contracts or agreements etc. or any governmental permit or approval which may be binding on Party A.

5.
Party A warranties that Transferred Equity under this Agreement is in a complete status, and the Transferred Equity is clear of any pledges, preemptive rights or any other types of claims from any third parties, and the Transferred Equity does not have, no matter currently or in future, any contrary content to the rights and interests included in this Equity Transfer.

6.
Party A will, in accordance with the Articles 3 and 4 of this Agreement to provide the relevant documents with Party B, and will assist Huayi Music and Huayi Music Broker to complete all the change of registration procedures in terms of the Transferred Equity with the registration authority.

Article Six Party B’s Representations and Warranties
1.
Party B has all rights to proceed with the purchase of Party A’s equity interest under this Agreement, and Party B has obtained all the approvals and/or authorizations to sign and perform this Agreement.

2.
The execution and performance of this Agreement by Party B, at no time, violate any laws or any legal document such as Articles of Association, contracts or agreements etc. or any governmental permit or approval which may be binding on Party B.

3.	Party B will strictly abide by the provisions under this Agreement and perform the obligations as stipulated under Article 2 of this Agreement.
Article Seven Confidentiality
Unless otherwise expressly required or provided by Chinese relevant laws and regulations or articles of association, or other applicable Chinese laws and regulations, each party shall not, without the previous written consent of the other party, before the completion of the Transferred Equity under this Agreement, disclose the relevant contents of this Agreement to any third party other than the parties involved in this Transferred Equity. However, the disclosure to the affiliates or professionals engaged by the parties to this Agreement shall be exempted from this confidentiality requirement.
Article Eight Matters not Covered and Amendments
1.	The matters not covered in this Agreement can be further discussed by each party and made as supplementary agreements in writing which will be an integral party of this Agreement.
2.	Any amendment to this Agreement shall be made in writing and signed by each party to this Agreement. The amendments and newly added contents shall be deemed as integral parts of this Agreement.
Article Nine Default
1.	A default will be constituted if any party to this Agreement has any of the following:
(1)	does not perform any obligations under this Agreement;

(2)	violates any representations or warranties under this Agreement;

(3)	the representations and warranties made under this Agreement disagree with the facts.
2.
In case of occurrence of any of the above mentioned, the non-defaulting party has the right to require the defaulting party to make corrections within ten working days; if the defaulting party fails to do so, then the non-defaulting party has the right to serve a written notice to rescind this Agreement and claim indemnities against the defaulting party.

3.
Both parties to this Agreement warrant to each other, without prejudice to any party’s claim right of indemnities incurred by any party’s violation of its own representations, warranties or obligations under this Agreement, the defaulting party shall, at the request of non-defaulting party, compensate non —defaulting party the following:

(1)	A certain amount of money which can make each party to restore to the situation as there were no occurrence of default;
(2)
Expenses and costs paid by non-defaulting party, directly or indirectly, which are incurred by the default of the defaulting party, (including but not limited to the reasonable litigation, arbitration / or attorney fees paid by the non-defaulting party).

4.
Unless otherwise provided by this Agreement, if Party B fails to pay the Purchase Price to party A in accordance with the time limit under this Agreement, then a default is constituted. Party B shall, from the defaulting date to the date when the Purchase Price is paid off, pay liquidated damages to Party A. The amount of the liquidated damages shall be the total overdue payment amount multiplies 0.05% and then multiplies the late payment days.

Article Ten Settlement of Disputes
1.	Any disputes arising from or in relation to this Agreement shall be settled through amicably negotiation by each party.
2.
Should no settlement be reached through negotiation within 30 days after the occurrence of the dispute, the dispute shall then be submitted to China International Economic and Trade Arbitration Commission for arbitration in accordance with its then applicable rules. The arbitration award shall be final and binding on the parties. The arbitration venue is Beijing, China.

3.	In accordance with the relevant laws, if any provision of this Agreement is null and void, the validity and enforceability of the other provisions of this Agreement shall not be affected.
Article Eleven Governing Law
The conclusion, validity, interpretation, enforcement and the disputes resolution of this Agreement shall be governed by the relevant laws of mainland China.
Article Twelve Rights under this Agreement
Without previous written consent of the other party to this Agreement, any party shall not assign its rights or obligations under this Agreement. This requirement also applies to the successors or approved transferees of each party to this Agreement.
Article Thirteen Force Majeure
1.
Force majeure shall refer to the events which are unforeseen or unavoidable or beyond the reasonable control of the parties to this Agreement and such events may prevent, affect, or delay the performance, in whole or part, of the obligations of each party in accordance with this Agreement. Such events include but not limited to: earthquake, storm, flood, fire or other acts of nature, war, riot, strike or any other similar events. Both parties agree that no performance of each party incurred by force majeure will not be deemed as the default as stipulated in item 1 of Article 9, thus no compensation liabilities will occur accordingly.

2.
In case of occurrence of force majeure, the affected party shall immediately notify the other party the occurrence of force majeure, and shall provide, within 15 days, supporting documents explaining the details of the relevant events and the reasons of failure of performance in whole or in part, or delay of performance of this Agreement, and then both parties shall negotiate whether to delay or terminate the performance of this Agreement.

Article Fourteen Entire Agreement
This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written and oral representations, warranties, understandings and agreements between them with respect to the subject matter hereof. Both parties agree and confirm that any representation or warranty not provided in this Agreement shall not constitute the basis of this Agreement, thus which shall not be taken as the basis to determine the rights and obligations of each party or interpret the provisions of this Agreement.
Article Fifteen Notice
All the notices under this Agreement shall be made in writing in Chinese, and delivered by registered mail, facsimile or other electronic communications. A notice is deemed to be delivered upon delivery at the following addresses of the recipients. In case of delivery by registered mail, then the date specified in the return receipt of the mail shall be deemed as the delivery date. In case of delivery by facsimile, receiving of the confirmation information sent by the fax machine will be deemed as delivery.

Party A:	(Hurray! Digital Media Technology Co., Ltd.)

Address:	11th floor of China Railway Construction Mansion, No 20 of Shijingshan Road, Shijinshan District of Beijing.

Post Code:	100131

Telephone:	8610-8869.5000

Fax:	8610-8869.5100

Party B:	(Huayi Brothers Media Corporation )

Address:	9th floor of Tower A of Fenglian Plaza, No 18 of Chaowai Street, Chaoyang District of Beijing.

Post Code:	100020

Telphone:	65885888

Fax:	65881512
Article Sixteen Counterparts
This Agreement is made in Chinese. This Agreement is signed in six originals, and each party holds one original, and the others are used for filing with the registration authority in terms of the change of registration. Each original is equally binding.

Article Seventeen Supplementary Agreements or Appendices
Upon unanimous agreement of each party through consultation and valid execution, any supplementary agreement or amendment to this Agreement shall be the appendix of this Agreement which shall be an integral part of this Agreement.
Article Eighteen Severability
If any one or more of the provisions of this Agreement shall be deemed as invalid, illegal or unenforceable under any applicable law, then the legality, validity and enforceability of the other provisions of this Agreement shall not be affected or impaired.
(The following is intentionally left blank)

(Signature Page)
IN WITNESS WHEREOF, the parties of this Agreement have caused this Agreement to be executed as of the date first written above.
Party A: (Hurray! Digital Media Technology Co., Ltd.)
Party B: (Huayi Brothers Media Corporation)